VOYAGEUR MUTUAL FUNDS III
Registration No. 811-4547
FORM N-SAR
Semi-Annual Period Ended October 31, 2003


SUB-ITEM 77I:  Terms of new or amended
securities

The response to sub-item 77I with respect to the Class R shares of the Delaware Core Equity and
Delaware Select Growth Funds is incorporated by reference to Registrant's Post-Effective Amendment
No. 44 filed with the Commission on June 30, 2003.